UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2026	(February 27, 2026)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01.    Entry into a Material Definitive Agreement
New Credit Agreement
On February 27, 2026, Greif, Inc. (the “Company”), Greif Packaging LLC, Greif International Holding B.V., and Greif Beheer
B.V., as borrowers, entered into the third amended and restated senior secured credit agreement (the “New Credit Agreement”)
with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto. The New Credit
Agreement replaces in its entirety the Prior Credit Agreement (as defined in Item 1.02 below).

The New Credit Agreement provides for (a) an $800.0 million secured revolving credit facility, consisting of a $725.0 million multicurrency facility and a $75.0 million facility, maturing on February 27, 2031, and (b) a $100.0 million secured term loan A-1 facility with quarterly principal installments commencing on June 30, 2026 and continuing through December 31, 2030, with any outstanding principal balance of such term loan A-1 facility being due and payable on maturity on February 27, 2031. In addition, the borrowers have an option to add to the New Credit Agreement, with the agreement of the lenders, an aggregate of the sum of (A) an amount equal to the greater of (i) 100% of the consolidated EBITDA (as defined in the New Credit Agreement) for the most recently ended four fiscal quarters and (ii) $570.0 million, plus (B) the aggregate amount of all voluntary prepayments of term loans and voluntary permanent commitment reductions of the revolving credit facility made prior to or simultaneously with the incurrence of new incremental commitments, plus (C) such additional amounts to the extent the Company maintains a secured leverage ratio of 3.00 to 1.00 or less on a pro forma basis after giving effect to such incremental commitments.

The Company used the borrowings under the New Credit Agreement on February 27, 2026, to repay and refinance all of the outstanding borrowings under the Prior Credit Agreement, and will use the borrowings thereunder to fund ongoing working capital and capital expenditure needs and for general corporate purposes, including acquisitions, and to pay related fees and expenses. Interest is based on SOFR, EURIBOR or a base rate that resets periodically plus, in each case, a calculated margin amount that is based on the Company’s leverage ratio. The New Credit Agreement also includes a sustainability component whereby the applicable margin can decrease upon the Company’s achievement of certain sustainability performance metrics specified in the New Credit Agreement or can increase if the level of achievement declines.

The New Credit Agreement contains customary representations and warranties as well as certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness (less the aggregate amount of Company’s unrestricted cash and cash equivalents), to (b) consolidated EBITDA to be greater than 4.00 to 1.00; provided that such leverage ratio is subject to (i) a covenant step-up (as defined in the New Credit Agreement) increase adjustment of 0.50 upon the consummation of, and the following three fiscal quarters after, certain specified acquisitions and (ii) a collateral release decrease adjustment of 0.25x during any collateral release period (as defined in the New Credit Agreement). The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA, to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1.00, during the applicable preceding twelve-month period.

The New Credit Agreement contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as more fully described in the New Credit Agreement.

The repayment of this facility is secured by first-priority security interests in substantially all of the personal property of the Company and certain domestic subsidiaries, including equipment, inventory and certain intangible assets, and by pledges of the capital stock of substantially all domestic subsidiaries and certain non-U.S. subsidiaries. However, in the event that the Company receives and maintains an investment grade rating from at least two of Moody’s Investors Service, Inc., Fitch or Standard & Poor’s Financial Services LLC, the Company may request the release of such collateral.

The New Credit Agreement provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the New Credit Agreement, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency.

This summary of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

New FCS Credit Agreement

Also on February 27, 2026, the Company and Greif Packaging LLC (“GP”), as borrower, entered into a new $400.0 million amended and restated senior secured credit agreement (the “New FCS Credit Agreement”) with CoBank, ACB, who acted as lender and is acting as administrative agent of the New FCS Credit Agreement (“CoBank”). CoBank also created and sold participation interests to farm credit lenders that are federally chartered Farm Credit System lending institutions organized under the Farm Credit Act of 1971. The New FCS Credit Agreement is permitted incremental equivalent debt under the terms of the New Credit Agreement described above. The New FCS Credit Agreement replaces in its entirety the Prior FCS Credit Agreement (as defined in Item 1.02 below).

The New FCS Credit Agreement provides for a $400.0 million secured term loan facility with quarterly principal installments commencing on June 30, 2026 and continuing through January 31, 2031, with any outstanding principal balance of such term loan being due and payable on maturity on February 27, 2031. In addition, the borrowers have an option to add to the New Credit Agreement, with the agreement of the lenders, an aggregate of the sum of (A) an amount equal to the greater of (i) 100% of the consolidated EBITDA (as defined in the New Credit Agreement) for the most recently ended four fiscal quarters and (ii) $570.0 million, plus (B) the aggregate amount of all voluntary prepayments of term loans and voluntary permanent commitment reductions of the revolving credit facility made prior to or simultaneously with the incurrence of new incremental commitments, plus (C) such additional amounts to the extent the Company maintains a secured leverage ratio of 3.00 to 1.00 or less on a pro forma basis after giving effect to such incremental commitments.

The Company used the borrowing under the New FCS Credit Agreement on February 27, 2026, to repay and refinance a portion of the outstanding borrowings under the Prior Credit Agreement and the Prior FCS Credit Agreement. Interest accruing under the New FCS Credit Agreement is based on SOFR or a base rate that resets periodically plus, in each case, a calculated margin amount that is based on the Company’s leverage ratio.

The New FCS Credit Agreement contains customary representations and warranties, covenants and events of default substantially the same as the New Credit Agreement, including financial covenants that require the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness (less the aggregate amount of Company’s unrestricted cash and cash equivalents), to (b) its consolidated EBITDA (as defined in the New FCS Credit Agreement) to be greater than 4.00 to 1.00; provided that such leverage ratio is subject to (i) a covenant step-up (as defined in the New FCS Credit Agreement) increase adjustment of 0.50 upon the consummation of, and the following three fiscal quarters after, certain specified acquisitions and (ii) a collateral release decrease adjustment of 0.25x during any collateral release period (as defined in the New FCS Credit Agreement). The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA (as defined in the New FCS Credit Agreement), to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1.00, during the applicable preceding twelve- month period.

The New FCS Credit Agreement contains restrictive covenants that are substantially the same as the New Credit Agreement that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as more fully described in the New FCS Credit Agreement.

The New FCS Credit Agreement provides for events of default (subject in certain cases to customary grace and cure periods) that are substantially the same as the New Credit Agreement, which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the New FCS Credit Agreement, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency.

The New FCS Credit Agreement includes a ‘most favored lender’ provision pursuant to which certain more restrictive financial or negative covenants or events of default incorporated into the New Credit Agreement will automatically be incorporated into the New FCS Credit Agreement, subject to specified limitations.

The obligations of the Company and GP under the New FCS Credit Agreement are (1) jointly and severally unconditionally and irrevocably guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (other than GP) (the “CoBank Subsidiary Guarantors”), pursuant to the terms of that certain U.S. Subsidiary Guaranty (the “CoBank Subsidiary Guaranty”),

dated on or about February 27, 2026, by the CoBank Subsidiary Guarantors in favor of CoBank, and (2) secured by a security interest in the personal property of the Company and each CoBank Subsidiary Guarantor, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries, in each case, pursuant to the terms of that certain U.S. Pledge and Security Agreement (the “CoBank Security Agreement”), dated on or about February 27, 2026, by and among the Company, GP, the CoBank Subsidiary Guarantors, and CoBank. However, in the event that the Company receives and maintains an investment grade rating from at least two of Moody’s Investors Service, Inc., Fitch or Standard & Poor’s Financial Services LLC, the Company may request the release of such collateral under the CoBank Security Agreement.

The obligations of the Company, GP, and the CoBank Subsidiary Guarantors under the New FCS Credit Agreement are secured on a pari passu basis with the obligations arising under the New Credit Agreement, subject to an intercreditor agreement entered into between JPMorgan and CoBank, as administrative agents under each of the credit facilities (the “Pari Passu Intercreditor Agreement”).

This summary of the New FCS Credit Agreement is qualified in its entirety by reference to the full text of the New FCS Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 1.02.    Termination of a Material Definitive Agreement
On March 1, 2022, the Company, Greif Packaging LLC, Greif UK International Holding LTD., Greif International Holding B.V., and Greif Luxembourg Holding S.à.r.l., as borrowers, entered into a second amended and restated senior secured credit agreement, as further amended by an Incremental Term A-4 Loan Agreement dated March 25, 2024 (collectively, the “Prior Credit Agreement”) with a syndicate of financial institutions, as lenders, Wells Fargo Securities, LLC, JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective affiliates as joint lead arrangers and joint bookrunners, and CoBank, ACB as the term loan A-2 lead arranger, and JPMorgan Chase Bank, National Association, as administrative agent for the lenders. The Prior Credit Agreement was repaid in full and terminated as of February 27, 2026, in connection with the entering into of the New Credit Agreement, as further described in Item 1.01, above.

On May 17, 2023, the Company and Greif Packaging LLC, as borrowers, entered into a senior secured credit agreement (the “Prior FCS Credit Agreement”) with CoBank, ACB, as lender and as administrative agent. The Prior FCS Credit Agreement was repaid in full and terminated as of February 27, 2026, in connection with the entering into of the New FCS Credit Agreement, as further described in Item 1.01, above.

Section 2 – Financial Information

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 1.02, above, is incorporated herein by reference.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information concerning the repayment of the Prior Credit Agreement and the Prior FCS Credit Agreement is set forth in
Items 1.01 and 1.02, above, which information is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement dated as of February 27, 2026 by and among Greif, Greif Packaging LLC, Greif International Holding B.V., Greif Beheer B.V., the Lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent
10.2	Amended and Restated Credit Agreement dated as of February 27, 2026 among Greif, Inc., Greif Packaging LLC, CoBank, ACB, as administrative agent, lead arranger and bookrunner, and the lenders party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: March 5, 2026	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer